UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 4, 2017

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (610) 727-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2017, AmerisourceBergen Corporation (the “Company”) completed the sale of $750 million aggregate principal amount of the Company’s 3.45% Senior Notes due December 15, 2027 (the “2027 Notes”) and $500 million aggregate principal amount of the Company’s 4.30% Senior Notes due December 15, 2047 (the “2047 Notes” and, together with the 2027 Notes, the “Notes”). The 2027 Notes were issued under and are governed by an Indenture, dated as of November 19, 2009 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented and amended by a Seventh Supplemental Indenture, dated as of December 4, 2017, by and among the Company and the Trustee (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “2027 Note Indenture”). The 2047 Notes were issued under and are governed by the Base Indenture, as supplemented and amended by an Eighth Supplemental Indenture, dated as of December 4, 2017, between the Company and the Trustee (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “2047 Note Indenture”).  The “2027 Note Indenture” and the “2047 Note Indenture” are sometimes referred to herein as the “Indentures.”

The 2027 Notes bear interest at a rate of 3.45% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2018. The 2027 Notes will mature on December 15, 2027, unless earlier redeemed or repurchased. The Company may redeem the 2027 Notes, in whole or in part, at any time prior to September 15, 2027 at a “make-whole” redemption price set forth in the Seventh Supplemental Indenture (which redemption price may not be less than the principal amount of the 2027 Notes to be redeemed) and at any time on or after September 15, 2027 at 100% of the principal amount, in each case, plus accrued and unpaid interest, if any, to the date of redemption.  The 2047 Notes bear interest at a rate of 4.30% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2018.  The 2047 Notes will mature on December 15, 2047, unless earlier redeemed or repurchased.  The Company may redeem the 2047 Notes, in whole or in part, at any time prior to June 15, 2047 at a “make-whole” redemption price set forth in the Eighth Supplemental Indenture (which redemption price may not be less than the principal amount of the 2047 Notes to be redeemed) and at any time on or after June 15, 2047 at 100% of the principal amount, in each case, plus accrued and unpaid interest, if any, to the date of redemption. Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to the date of repurchase.  Additionally, the Company will be required to redeem the 2047 Notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the redemption date, if the acquisition of H.D. Smith (“H.D. Smith”) is not completed on or before May 20, 2018, or if prior to such time, the acquisition agreement relating to the acquisition of H.D. Smith is terminated (other than in connection with the consummation of the acquisition of H.D. Smith) and is not otherwise amended or replaced.

The Notes are unsecured and unsubordinated obligations of the Company.  The Notes rank equal in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. However, the Notes are structurally subordinated to all indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries.

Subject to a number of important qualifications and exceptions, the Indentures, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to create liens and to enter into sale and leaseback transactions and limit the Company’s ability to merge or consolidate with or into other entities or to sell, lease or convey all or substantially all of the Company’s and its restricted subsidiaries’ assets, taken as a whole.

The Indentures provide for certain events of default which include (subject in certain cases to grace and cure periods), among others, nonpayment of principal or interest; breach of covenants or warranties in the Indentures; defaults under or failure to pay certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings. Generally, if an event of default occurs, (i) the Trustee and the holders of at least 25% in aggregate principal amount of the then outstanding 2027 Notes may declare all the 2027 Notes to be due and payable immediately and (ii) the Trustee and the holders of at least 25% in aggregate principal amount of the then outstanding 2047 Notes may declare all the 2047 Notes to be due and payable immediately.

The foregoing is a brief description of certain terms of the Indentures and, by its nature, is incomplete. It is qualified in its entirety by the text of the Indentures. The Company is filing the Seventh Supplemental Indenture as Exhibit 4.1 and the Eighth Supplemental Indenture as Exhibit 4.2 to this Current Report on Form 8-K. The Base Indenture was Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2009. The Indentures are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indentures and the Notes is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 7.01. Regulation FD Disclosure.

On December 4, 2017, the Company issued a news release announcing that it closed the offering of the Notes. The news release is being furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The legal opinion of Morgan, Lewis & Bockius LLP as to the validity of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K and such opinion contains the consent of Morgan, Lewis & Bockius LLP to the filing of its opinion as an exhibit to this Current Report on Form 8-K.

Forward-Looking Statements

Certain of the statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: unfavorable trends in brand and generic pharmaceutical pricing, including in rate or frequency of price inflation or deflation; competition and industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services; changes in pharmaceutical market growth rates; changes in the United States healthcare and regulatory environment, including changes that could impact prescription drug reimbursement under Medicare and Medicaid; increasing governmental regulations regarding the pharmaceutical supply channel and pharmaceutical compounding; declining reimbursement rates for pharmaceuticals; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; increased public concern over the abuse of opioid medications; prosecution or suit by federal, state and other governmental entities of alleged violations of laws and regulations regarding controlled substances, and any related disputes, including shareholder derivative lawsuits; increased federal scrutiny and litigation, including qui tam litigation, for alleged violations of laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services, and associated reserves and costs, including the reserve recorded in connection with the proceedings with the United States Attorney’s Office for the Eastern District of New York; material adverse resolution of pending legal proceedings; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; changes to customer or supplier payment terms; risks associated with the strategic, long-term relationship between Walgreens Boots Alliance, Inc. and the Company, including principally with respect to the pharmaceutical distribution agreement and/or the global generic purchasing services arrangement; changes in tax laws or legislative initiatives that could adversely affect the Company’s tax positions and/or the Company’s tax liabilities or adverse resolution of challenges to the Company’s tax positions; regulatory action in connection with the production, labeling or packaging of products compounded by our compounded sterile preparations (CSP) business; failure to realize the expected benefits from our reorganization and other business process initiatives; managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; declining economic conditions in the United States and abroad; financial market volatility and disruption; substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; the loss, bankruptcy or insolvency of a major supplier; changes to the customer or supplier mix; malfunction, failure or breach of sophisticated information systems to operate as designed; risks generally associated with data privacy regulation and the international transfer of personal data; natural disasters or other unexpected events that affect the Company’s operations; the impairment of goodwill or other intangible assets, resulting in a charge to earnings; the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, including the integration of H. D. Smith and PharMEDium, or the inability to capture all of the anticipated synergies related thereto or to capture the anticipated synergies within the expected time period; risks associated with uncertainties as to the timing and completion of the acquisition of H. D. Smith, including relating to the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that various conditions to the consummation of the acquisition of H. D. Smith may not be satisfied or waived; the effects of disruption from the transactions on the respective businesses of the Company and H. D. Smith and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers, customers and other business partners; the disruption of the Company’s cash flow and ability to return value to its stockholders in accordance with its past practices; interest rate and foreign currency exchange rate fluctuations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the Company’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Seventh Supplemental Indenture, dated December 4, 2017, by and between AmerisourceBergen Corporation and U.S. Bank National Association (including Form of 3.450% Senior Note due 2027).
4.2	Eighth Supplemental Indenture, dated December 4, 2017, by and between AmerisourceBergen Corporation and U.S. Bank National Association (including Form of 4.300% Senior Note due 2047).
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).
99.1	News release of AmerisourceBergen Corporation, dated December 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

December 5, 2017	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Executive Vice President and Chief Financial Officer